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                          FBL VARIABLE INSURANCE SERIES FUND

                                SUBSCRIPTION AGREEMENT

1. SHARE SUBSCRIPTION. The undersigned, hereby agrees to purchase from FBL Variable Insurance Series Fund ("Fund"), a series type mutual fund, 2,500,000 shares (no par value) ("Shares") at a purchase price of $1.00 per share of the below-named portfolio, on the terms and conditions set forth herein and in the Prospectus described below:

                                Money Market Portfolio

The undersigned hereby tenders $2,500,000.

The undersigned understands that the Fund filed a Registration Statement (No. 33-12791) on Form N-1A, which contains the Prospectus describing the Fund and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Prospectus.

2. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represents and warrants as follows:

(a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendations or endorsement, of the Shares;

(b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

(c) It recognizes that investment in the Fund involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

(d) It is purchasing the Shares for its own account, for investment, and not with any intention of redemption, distribution, or resale of the Shares, either in whole or in part;

(e) It has been furnished with, and has carefully read, this Agreement and the Prospectus and such material documents relating to the Fund as it has requested and as have been provided to it by the Fund; and

(f) It has also had the opportunity to ask questions of, and receive answers from, the Fund concerning the Fund and the terms of the offering.

IN WITNESS WHEREOF, the undersigned has executed this instrument on February 20, 1990.

                                             FARM BUREAU LIFE INSURANCE COMPANY

                                             By:  Merlin D. Plogge
                                                  ----------------
                                                     President